Exhibit 99.1
Pg

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Faisal Qadir 608-278-6207

Spectrum Brands Holdings Reports Fiscal 2023 Fourth Quarter
•Net Sales Decreased 1.2% Driven by Slower Category POS and Planned Exit of Non-Strategic Categories
•Fourth Quarter Net Income from Continuing Operations was $53.5 Million with Adjusted EBITDA of $113.7 Million
•Excluding Investment Income of $32.5 Million, Adjusted EBITDA was $81.2 Million
•The Company Expects to Deliver Low Single-Digit Net Sales Decline and High Single-Digits Adjusted EBITDA Growth for Fiscal 2024, Excluding the Impact of Investment Income, with Adjusted EBITDA Growth in All Business Units

Middleton, WI, November 17, 2023 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the fourth quarter ended September 30, 2023.
“We have concluded a pivotal year for the business as we close out our fourth quarter. We have already paid down $1.6 billion of our outstanding debt with the proceeds from the sale of our HHI business and have ended the year in a net cash position. We have reduced our inventory by over $300 million since the beginning of the year while improving fill rates across all businesses. We have also improved our margin structure by driving cost improvements and exiting non-core unproductive categories. With the latest financial results for the quarter, we have started to transition our business from defending against the various headwinds and preserving cash to leaning into the opportunities that a strong balance sheet and improved margins present to us,” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.

Continuing, Mr. Maura commented, “I am excited about fiscal 2024 as we enter the new fiscal year with a strong balance sheet, healthier margins and better inventory profile. Our focus during fiscal 2024 will be investing in our people, our brands and supporting new products initiatives to drive long-term growth in our businesses. We started increasing our investments in marketing and advertising during the fourth quarter and will continue that trend going forward. We believe the overall macro-economic environment will continue to deteriorate and will result in top-line pressure, particularly in our Home and Personal Care business. However, we have taken the right steps to position each of our businesses to grow EBITDA with an overall EBITDA expectation of high single-digit growth.”

Fiscal 2023 Fourth Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	September 30, 2023	September 30, 2022	Variance
Net sales	$740.7	$749.5	$(8.8)	(1.2)%
Gross profit	244.4	239.5	4.9	2.0%
Operating income	16.2	16.4	(0.2)	(1.2)%
Net income (loss) from continuing operations	53.5	(24.8)	78.3	n/m
Diluted earnings per share from continuing operations	$1.50	$(0.61)	$2.11	n/m
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$113.7	$74.7	$39.0	52.2%
Adjusted EPS from continuing operations	$1.36	$0.48	$0.88	183.3%
n/m = not meaningful
•Net sales decreased 1.2%. Excluding the impact of $11.3 million of favorable foreign exchange rates, organic net sales decreased 2.7%. Net sales were lower primarily due to continued lower consumer demand for kitchen appliances products and the negative impact of exiting several non-strategic categories in the GPC business.
•Gross profit and margin increased due to improved pricing and cost improvements, partially offset by unfavorable transaction fx.
•Operating income was relatively flat despite lower volumes due to gross profit improvements, operating spend reduction initiatives, and lower project spend on restructuring and integration.
•Net income and diluted earnings per share increased due to lower interest expense, interest income, gains from debt repurchases and income tax benefit. Lower share count also contributed to higher diluted earnings per share.
•Adjusted EBITDA increased $39.0 million, driven by gross profit improvements and interest income.
•Adjusted diluted EPS increased 183.3% due to increased Adjusted EBITDA, lower interest expense and lower share count.

Fiscal 2023 Fourth Quarter Segment Level Data
Global Pet Care (GPC)

	Three Month Periods Ended
(in millions, except %)	September 30, 2023	September 30, 2022	Variance
Net Sales	$292.4	$287.8	$4.6		1.6%
Operating Income	43.2	26.2	17.0		64.9%
Operating Income Margin	14.8%	9.1%	570	bps
Adjusted EBITDA	$53.5	$48.4	$5.1		10.5%
Adjusted EBITDA Margin	18.3%	16.8%	150	bps
Higher net sales were attributable to positive price and foreign currency impact offset by volume decline particularly from slower aquatic environment sales. The companion animals category grew despite the negative impact of the decision to exit several non-strategic categories. The EMEA region posted strong sales growth in companion animal driven by dog and cat food sales. Excluding favorable foreign exchange impacts of $6.5 million, organic net sales decreased 0.7%.
Operating income, Adjusted EBITDA and margins increased due to positive pricing adjustments, favorable mix from the decision to exit non-strategic SKUs, lower distribution costs compared to prior year disruptions, lower freight costs and savings from cost reduction actions taken earlier in the year. This was partially offset by lower volumes in aquatics.
Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	September 30, 2023	September 30, 2022	Variance
Net Sales	$125.2	$116.8	$8.4		7.2%
Operating Income	15.8	6.4	9.4		146.9%
Operating Income Margin	12.6%	5.5%	710	bps
Adjusted EBITDA	$21.0	$13.1	$7.9		60.3%
Adjusted EBITDA Margin	16.8%	11.2%	560	bps
The net sales increase was primarily driven by commercial investments and favorable weather conditions leading to POS growth in both controls and household repellent categories. Spectracide and Hot Shot brands experienced double digit POS growth aided by increased advertising spend, leading to higher replenishment orders.
Higher operating income, adjusted EBITDA and margins were driven by higher volumes and related fixed cost absorption and the impact of cost-saving actions initiated earlier in the year. The business experienced higher product costs from raw material and labor, in line with expectations.

Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	September 30, 2023	September 30, 2022	Variance
Net Sales	$323.1	$344.9	$(21.8)		(6.3)%
Operating (Loss) Income	(16.3)	15.3	(31.6)		n/m
Operating (Loss) Income Margin	(5.0%)	4.4%	(940)	bps
Adjusted EBITDA	$20.3	$28.0	$(7.7)		(27.5)%
Adjusted EBITDA Margin	6.3%	8.1%	(180)	bps
n/m = not meaningful
The decrease in net sales was driven by lower consumer demand, particularly in the kitchen appliances category. Sales were also impacted by continued higher retailer inventory for air fryers in the US market. Sales increased in personal care and garment care categories. Net of favorable foreign exchange impacts of $4.8 million, organic net sales declined by $26.6 million, or 7.7%.
Operating income, adjusted EBITDA and margins decreased from lower volume and unfavorable transactional foreign exchange impacts. This was partially offset by savings from various cost savings initiatives and lower ocean freight rates. Operating income was also impacted by some product disposals.
Liquidity and Debt
As of the end of the fiscal year, the Company had a cash balance of $754 million plus $1,103 million of short-term investments consisting of term deposits with a maturity greater than 3 months but less than 12 months, and approximately $1,574 million of debt outstanding, consisting of approximately $1,488 million of senior unsecured notes and approximately $86 million of finance lease obligations.
The Company ended the quarter in a net positive cash position, taking into consideration short-term investments.
Fiscal 2023 Earnings Framework
Spectrum Brands expects low single-digit reported net sales decline in Fiscal 2024, with foreign exchange expected to have a slightly negative impact based upon current rates. Fiscal 2024 adjusted EBITDA is expected to increase by high single-digits.
From a capital structure perspective, the Company is targeting a long-term net leverage ratio of 2.0 - 2.5 times after full deployment of HHI sale proceeds.
Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, November 17, 2023. The live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands’ website at www.spectrumbrands.com. Participants may register for the call here. Instructions will be provided to ensure the necessary audio applications are downloaded and installed. Users can obtain these at no charge.

Following the call, a replay of the live broadcast also will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website.
About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, Liquid Fence®, Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, PowerXL®, Emeril Lagasse®, and Copper Chef®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™
Non-GAAP Measurements
Management believes that certain non-GAAP financial measures may be useful in providing additional meaningful comparisons between current results and results in prior periods. Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of currency exchange rate fluctuations and the impact of acquisitions. In addition, within this release, including the supplemental information attached hereto, reference is made to adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA also is one of the measures used for determining compliance with the Company’s debt covenants. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales of the Company. The Company’s management uses adjusted diluted EPS as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations. Management believes that adjusted diluted EPS is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next. An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate. The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results. Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.

Forward-Looking Statements
We have made, implied or incorporated by reference certain forward-looking statements in this document. All statements, other than statements of historical facts included or incorporated by reference in this document, without limitation, statements or expectations regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, inventory management, earnings power, projected synergies, prospects, plans and objectives of management, outcome of any litigation and information concerning expected actions of third parties are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seeks, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, target, could, would, will, can, should, may and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation:
(1) the economic, social and political conditions or civil unrest, terrorist attacks, acts of war, natural disasters, other public health concerns or unrest in international markets impacting our business, customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, capital markets, financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of a number of local, regional and global uncertainties could negatively impact our business; (3) the negative effect of the armed conflict between Russia and Ukraine and the Israel-Hamas war and their impact on those regions and surrounding regions, including on our operations and on those of our customers, suppliers, and other stakeholders; (4) our increased reliance on third-party partners, suppliers, and distributors to achieve our business objectives; (5) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring and optimization activities, including changes in inventory and distribution center changes which are complicated and involve coordination among a number of stakeholders, including our suppliers and transportation and logistics handlers; (6) the impact of our indebtedness and financial leverage position on our business, financial condition, and results of operations; (7) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (8) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (9) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs, and stock market volatility or monetary or fiscal policies in the countries where we do business; (10) the impact of fluctuations in transportation and shipment costs, fuel costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (11) interest rate fluctuations; (12) changes in foreign currency exchange rates that may impact our purchasing power, pricing, and margin realization within international jurisdictions; (13) the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s), including their changes in retail inventory levels and management thereof; (14) competitive promotional activity or spending by competitors, or price reductions by competitors; (15) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (16) changes in consumer spending preferences and demand for our products, particularly in light of economic stress and the COVID-19 pandemic; (17) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (18) our ability to successfully identify, implement, achieve and sustain productivity improvements, cost efficiencies (including at our manufacturing and distribution operations), and cost savings; (19) the seasonal nature of sales of certain of our products; (20) the impact weather conditions may have on the sales of certain of our products; (21) the effects of climate change and unusual weather activity as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals; (22) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health, and consumer protection regulations); (23) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (24) the impact of existing, pending or threatened litigation, government regulation or other requirements or operating standards applicable to our business; (25) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (26) changes in accounting policies applicable to our business; (27) our discretion to adopt, conduct, suspend or discontinue any share repurchase program or conduct any debt repayments, redemptions, repurchases or refinancing transactions (including our discretion to conduct purchases or repurchases, if any, in a variety of manners including open-market purchases, privately negotiated transactions, tender offers, redemptions, or otherwise); (28) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (29) our ability to successfully integrate the February 18, 2022, acquisition of the home appliances and cookware products business acquired from Tristar Products, Inc. (the "Tristar Business") into the Company's Home and Personal Care ("HPC") business and realize the benefits of this acquisition; (30) our ability to successfully integrate the May 28, 2021 acquisition of the Rejuvenate business and tradename from For Life Products, LLC into the Company's Home & Garden ("H&G") business and realize the benefits of this acquisition; (31) our ability to separate the Company's HPC business and create an independent Global Appliances business on expected terms, and within the anticipated time period, or at all, and to realize the potential benefits of such business; (32) our ability to create a pure play consumer products company composed of our Global Pet Care ("GPC") and H&G business and to realize the expected benefits of such creation, and within the anticipated time period, or at all; (33) our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance; (34) the impact of actions taken by significant stockholders; (35) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; and (36) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including the 2022 Annual Report and subsequent Quarterly Reports on Form 10-Q.
Some of the above-mentioned factors are described in further detail in the sections entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.
# # #

SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended		Twelve Month Periods Ended
(in millions, except per share amounts)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net sales	$740.7	$749.5	$2,918.8	$3,132.5
Cost of goods sold	496.3	510.0	1,994.5	2,142.1
Gross profit	244.4	239.5	924.3	990.4
Selling	143.3	139.7	544.7	597.6
General and administrative	79.0	82.2	332.4	371.4
Research and development	5.9	4.7	22.5	26.7
Gain from remeasurement of contingent consideration liability	—	(3.5)	(1.5)	(28.5)
Impairment of goodwill	—	—	111.1	—
Impairment of intangible assets	—	—	120.7	—
Total operating expenses	228.2	223.1	1,129.9	967.2
Operating income (loss)	16.2	16.4	(205.6)	23.2
Interest expense	23.1	27.0	127.0	99.4
Interest income	(32.7)	(0.1)	(38.3)	(0.6)
Gain from debt repurchase	(7.9)	—	(7.9)	—
Other non-operating expense, net	3.7	6.8	3.8	14.7
Income (loss) from continuing operations before income taxes	30.0	(17.3)	(290.2)	(90.3)
Income tax (benefit) expense	(23.5)	7.5	(56.5)	(13.3)
Net income (loss) from continuing operations	53.5	(24.8)	(233.7)	(77.0)
(Loss) income from discontinued operations, net of tax	(37.1)	39.9	2,035.6	149.7
Net income	16.4	15.1	1,801.9	72.7
Net (loss) income from continuing operations attributable to non-controlling interest	(0.4)	0.1	0.1	0.2
Net income from discontinued operations attributable to non-controlling interest	—	0.2	0.3	0.9
Net income attributable to controlling interest	$16.8	$14.8	$1,801.5	$71.6
Amounts attributable to controlling interest
Net income (loss) from continuing operations attributable to controlling interest	$53.9	$(24.9)	$(233.8)	$(77.2)
Net (loss) income from discontinued operations attributable to controlling interest	(37.1)	39.7	2,035.3	148.8
Net income attributable to controlling interest	$16.8	$14.8	$1,801.5	$71.6
Earnings Per Share
Basic earnings per share from continuing operations	$1.52	$(0.61)	$(5.92)	$(1.89)
Basic earnings per share from discontinued operations	(1.05)	0.97	51.57	3.64
Basic earnings per share	$0.47	$0.36	$45.65	$1.75
Diluted earnings per share from continuing operations	$1.50	$(0.61)	$(5.92)	$(1.89)
Diluted earnings per share from discontinued operations	(1.03)	0.97	51.57	3.64
Diluted earnings per share	$0.47	$0.36	$45.65	$1.75
Dividend per share	0.42	0.42	1.68	1.68
Weighted Average Shares Outstanding
Basic	35.6	40.8	39.5	40.9
Diluted	35.8	40.8	39.5	40.9

SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Twelve Month Periods Ended
(in millions)	September 30, 2023	September 30, 2022
Cash flows from operating activities
Net cash provided (used) by operating activities from continuing operations	$8.0	$(231.5)
Net cash (used) provided by operating activities from discontinued operations	(417.7)	177.7
Net cash (used) provided by operating activities	(409.7)	(53.8)
Cash flows from investing activities
Purchases of property, plant and equipment	(59.0)	(64.0)
Proceeds from disposal of property, plant and equipment	8.4	0.2
Proceeds from sale of discontinued operations, net of cash	4,334.7	—
Business acquisitions, net of cash acquired	—	(272.1)
Purchase of short term investments	(1,092.0)	—
Other investing activity	(0.2)	—
Net cash provided (used) by investing activities from continuing operations	3,191.9	(335.9)
Net cash used by investing activities from discontinued operations	(11.8)	(23.9)
Net cash provided (used) by investing activities	3,180.1	(359.8)
Cash flows from financing activities
Payment of debt, including premium on extinguishment	(1,646.8)	(12.7)
Proceeds from issuance of debt	—	740.0
Payment of debt issuance costs	(2.3)	(7.6)
Treasury stock purchases	(34.7)	(134.0)
Accelerated share repurchase	(500.0)	—
Dividends paid to shareholders	(66.5)	(68.6)
Share based award tax withholding payments, net of proceeds upon vesting	(13.0)	(24.5)
Payment of contingent consideration	—	(1.9)
Net cash (used) provided by financing activities from continuing operations	(2,263.3)	490.7
Net cash used by financing activities from discontinued operations	(0.8)	(3.1)
Net cash (used) provided by financing activities	(2,264.1)	487.6
Effect of exchange rate changes on cash and cash equivalents	3.7	(20.1)
Net change in cash, cash equivalents and restricted cash	510.0	53.9
Cash, cash equivalents, and restricted cash, beginning of period	243.9	190.0
Cash, cash equivalents, and restricted cash, end of period	$753.9	$243.9

SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	September 30, 2023	September 30, 2022
Assets
Cash and cash equivalents	$753.9	$243.7
Short term investments	1,103.3	—
Trade receivables, net	477.1	247.4
Other receivables	84.5	95.7
Inventories	462.8	780.6
Prepaid expenses and other current assets	44.3	51.2
Current assets of business held for sale	—	1,816.7
Total current assets	2,925.9	3,235.3
Property, plant and equipment, net	275.1	263.8
Operating lease assets	110.8	82.5
Deferred charges and other	31.8	38.7
Goodwill	854.7	953.1
Intangible assets, net	1,060.1	1,202.2
Total assets	$5,258.4	$5,775.6
Liabilities and Shareholders' Equity
Current portion of long-term debt	$8.6	$12.3
Accounts payable	396.6	453.1
Accrued wages and salaries	46.1	28.4
Accrued interest	20.6	27.6
Income tax payable	114.5	15.5
Other current liabilities	178.4	187.5
Current liabilities of business held for sale	—	463.7
Total current liabilities	764.8	1,188.1
Long-term debt, net of current portion	1,546.9	3,144.5
Long-term operating lease liabilities	95.6	56.0
Deferred income taxes	174.8	60.1
Other long-term liabilities	158.0	57.8
Total liabilities	2,740.1	4,506.5
Total shareholders' equity	2,517.6	1,263.2
Noncontrolling interest	0.7	5.9
Total equity	2,518.3	1,269.1
Total liabilities and equity	$5,258.4	$5,775.6

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three and twelve month periods ended September 30, 2023 and September 30, 2022.

	Three Month Periods Ended				Twelve Month Periods Ended
(in millions, except %)	September 30, 2023	September 30, 2022	Variance		September 30, 2023	September 30, 2022	Variance
GPC	$292.4	$287.8	$4.6	1.6%	$1,139.0	$1,175.3	$(36.3)	(3.1)%
H&G	125.2	116.8	8.4	7.2%	536.5	587.1	(50.6)	(8.6)%
HPC	323.1	344.9	(21.8)	(6.3)%	1,243.3	1,370.1	(126.8)	(9.3)%
Net Sales	$740.7	$749.5	(8.8)	(1.2)%	$2,918.8	$3,132.5	(213.7)	(6.8)%
We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and segment performance from our activities without the effect of changes in currency exchange rate and/or acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three and twelve month periods ended September 30, 2023 compared to reported net sales for the three and twelve month periods ended September 30, 2022.

	September 30, 2023
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales September 30, 2022	Variance
GPC	$292.4	$(6.5)	$285.9	$287.8	$(1.9)	(0.7)%
H&G	125.2	—	125.2	116.8	8.4	7.2%
HPC	323.1	(4.8)	318.3	344.9	(26.6)	(7.7)%
Total	$740.7	$(11.3)	$729.4	$749.5	$(20.1)	(2.7)%

	September 30, 2023
Twelve Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales September 30, 2022	Variance
GPC	$1,139.0	$14.1	$1,153.1	$—	$1,153.1	$1,175.3	$(22.2)	(1.9)%
H&G	536.5	—	536.5	—	536.5	587.1	(50.6)	(8.6)%
HPC	1,243.3	36.9	1,280.2	(89.9)	1,190.3	1,370.1	(179.8)	(13.1)%
Total	$2,918.8	$51.0	$2,969.8	$(89.9)	$2,879.9	$3,132.5	$(252.6)	(8.1)%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes the following:
•Share based compensation costs consist of costs associated with long-term compensation arrangements that generally consist of non-cash, stock-based compensation;
•Incremental amounts attributable to strategic transactions and business development initiatives including, but not limited to, the acquisition or divestitures of a business, costs to effect and facilitate a transaction, including such cost to integrate or separate the respective business. These amounts are excluded from our performance metrics as they are reflective of incremental investment by the Company towards business development activities, incremental costs attributable to such transactions and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Incremental amounts realized towards restructuring and optimization projects including, but not limited to, costs towards the development and implementation of strategies to optimize operations and improve efficiency, reduce costs, increase revenues, increase or maintain our current profit margins, including recognition of one-time exit or disposal costs. These amounts are excluded from our ongoing performance metrics as they are reflective of incremental investment by the Company towards significant initiatives controlled by management, incremental costs directly attributable to such initiatives, indirect impact or disruption to operating performance during implementation, and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Unallocated shared costs associated with discontinued operations from certain shared and center-led administrative functions the Company's business units excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations, including but not limited to, information technology, human resources, finance and accounting, supply chain, and commercial operations. Amounts attributable to unallocated shared costs would be mitigated through subsequent strategic or restructuring initiatives, TSAs, elimination of extraneous costs, or re-allocations or absorption of existing continuing operations following the completed sale of the discontinued operations;
•Non-cash purchase accounting adjustments recognized in earnings from continuing operations subsequent to an acquisition, including, but not limited to, the costs attributable to the step-up in inventory value and the incremental value in operating lease assets with below market rent, among others;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations, including impairments from property, plant and equipment, operating and finance leases, and goodwill and other intangible assets;
•Non-cash gain from the remeasurement of the contingent consideration liability associated with the Tristar Business acquisition, recognized during the years ended September 30, 2023 and 2022;
•Non-cash gain realized from the repurchase of debt obligations at a discount, net deferred financing costs, during the three and twelve month periods ended September 30, 2023.
•Incremental reserves for non-recurring litigation or environmental remediation activity including the proposed settlement of outstanding litigation at our H&G and HPC segments attributable to significant and unusual nonrecurring matters with no previous history or precedent recognized during the three and twelve month periods ended September 30, 2023 and 2022;
•Impact from the early settlement of foreign currency cash flow hedges in the prior year, resulting in subsequent assumed losses at the original stated maturities of foreign currency cash flow hedges in our EMEA region that were settled early due to changes in the Company's legal entity organizational structure and forecasted purchasing strategy of HPC finished goods inventory within the region, resulting in the recognition of excluded gains during the year ended September 30, 2022 intended to mitigate costs through the year ending September 30, 2023;
•Incremental costs recognized by the HPC segment during the three month and twelve month periods ended September 30, 2023 for the approved disposal of select product SKUs and models associated with the acquired brands from the Tristar Business acquisition after assessing, among other things, performance and quality standards and the business risks associated with the continued support and distribution such products. HPC management has suspended further sale of the selected products as part of a shift in its strategy of distribution and development within its brand portfolio and avoid deterioration and further reduction in the value of acquired brands and supported products;
•Incremental costs recognized by the HPC segment attributable to the realization of product recalls initiated by the Company with costs realized during the years ended September 30, 2023 and 2022;
•Other adjustments primarily attributable to (1) costs associated with Salus as they are not considered a component of the continuing commercial products company; (2) key executive severance related costs; (3) asset write-off for exit of certain GPC brands within China during year ended September 30, 2022, and (4) write-off of cost based investment previously held by the GPC segment during the year ended September 30, 2022.
Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective periods.

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA for the three month period ended September 30, 2023, including the calculation of adjusted EBITDA margin.

Three Month Period Ended September 30, 2023 (in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$42.7	$15.7	$(17.6)	$12.7	$53.5
Income tax benefit	—	—	—	(23.5)	(23.5)
Interest expense	—	—	—	23.1	23.1
Depreciation	3.6	1.8	2.9	4.4	12.7
Amortization	5.6	2.9	2.4	—	10.9
EBITDA	51.9	20.4	(12.3)	16.7	76.7
Share based compensation	—	—	—	4.7	4.7
Tristar Business integration	—	—	0.8	—	0.8
HHI divestiture	—	—	—	1.5	1.5
HPC separation initiatives	—	—	—	0.2	0.2
Fiscal 2023 restructuring initiatives	0.6	—	1.5	—	2.1
Fiscal 2022 restructuring initiatives	(0.4)	—	—	—	(0.4)
Global ERP transformation	—	—	—	2.8	2.8
Russia closing initiatives	—	—	0.2	—	0.2
HPC brand portfolio transitions	—	—	0.4	—	0.4
Other project costs	0.2	0.5	1.4	0.2	2.3
Impairment of equipment and operating lease assets	1.2	0.1	1.5	—	2.8
Non-cash purchase accounting adjustments	—	—	0.5	—	0.5
Gain from debt repurchase	—	—	—	(7.9)	(7.9)
Legal and environmental	—	—	1.5	—	1.5
Early settlement of foreign currency cash flow hedges	—	—	0.3	—	0.3
HPC product disposal	—	—	20.6	—	20.6
HPC product recall	—	—	3.9	—	3.9
Salus and other adjustments	—	—	—	0.7	0.7
Adjusted EBITDA	$53.5	$21.0	$20.3	$18.9	$113.7
Net sales	$292.4	$125.2	$323.1	$—	$740.7
Adjusted EBITDA margin	18.3%	16.8%	6.3%	—	15.4%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net (loss) income from continuing operations to adjusted EBITDA for the three month period ended September 30, 2022, including the calculation of adjusted EBITDA margin.

Three Month Period Ended September 30, 2022 (in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$25.9	$6.5	$13.1	$(70.3)	$(24.8)
Income tax expense	—	—	—	7.5	7.5
Interest expense	—	—	—	27.0	27.0
Depreciation	3.7	1.8	3.2	3.6	12.3
Amortization	5.5	2.8	2.1	—	10.4
EBITDA	35.1	11.1	18.4	(32.2)	32.4
Share based compensation	—	—	—	(1.3)	(1.3)
Tristar Business integration	—	—	4.3	—	4.3
Rejuvenate integration	—	(0.2)	—	—	(0.2)
Armitage integration	0.1	—	—	—	0.1
Omega production integration	3.1	—	—	—	3.1
HHI divestiture	—	—	—	0.2	0.2
HPC separation initiatives	—	—	—	3.7	3.7
Coevorden operations divestiture	1.5	—	—	—	1.5
Fiscal 2022 restructuring initiatives	0.5	0.1	1.1	—	1.7
Global ERP transformation	—	—	—	3.7	3.7
GPC distribution center transition	7.5	—	—	—	7.5
Global productivity improvement program	—	—	(0.2)	0.1	(0.1)
Russia closing initiatives	(0.2)	—	(2.0)	—	(2.2)
HPC brand portfolio transitions	—	—	0.9	—	0.9
Other project costs	(0.1)	—	(0.1)	1.6	1.4
Unallocated shared costs	—	—	—	6.8	6.8
Non-cash purchase accounting adjustments	—	—	0.5	—	0.5
Legal and environmental	—	2.0	—	—	2.0
Early settlement of foreign currency cash flow hedges	—	—	3.1	—	3.1
Gain from remeasurement of contingent consideration liability	—	—	(3.5)	—	(3.5)
HPC product recall	—	—	5.5	—	5.5
Salus and other adjustments	0.9	0.1	—	2.6	3.6
Adjusted EBITDA	$48.4	$13.1	$28.0	$(14.8)	$74.7
Net sales	$287.8	$116.8	$344.9	$—	$749.5
Adjusted EBITDA margin	16.8%	11.2%	8.1%	—%	10.0%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA for the twelve month period ended September 30, 2023, including the calculation of adjusted EBITDA margin.

Twelve Month Period Ended September 30, 2023 (in millions, except for %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$134.0	$(5.0)	$(215.8)	$(146.9)	$(233.7)
Income tax benefit	—	—	—	(56.5)	(56.5)
Interest expense	—	—	—	127.0	127.0
Depreciation	15.2	7.3	11.8	14.6	48.9
Amortization	22.2	11.5	8.6	—	42.3
EBITDA	171.4	13.8	(195.4)	(61.8)	(72.0)
Share based compensation	—	—	—	17.2	17.2
Tristar Business integration	—	—	11.5	—	11.5
HHI divestiture	—	—	—	8.4	8.4
HPC separation initiatives	—	—	—	4.2	4.2
Coevorden operations divestiture	2.7	—	—	—	2.7
Fiscal 2023 restructuring initiatives	3.0	—	4.4	—	7.4
Fiscal 2022 restructuring initiatives	(0.3)	0.2	—	0.5	0.4
Global ERP transformation	—	—	—	11.4	11.4
Russia closing initiatives	—	—	3.2	—	3.2
HPC brand portfolio transitions	—	—	2.5	—	2.5
Other project costs	1.3	2.5	2.3	5.1	11.2
Impairment of equipment and operating lease assets	9.0	0.1	1.7	—	10.8
Impairment of goodwill	—	—	111.1	—	111.1
Impairment of intangible assets	—	56.0	64.7	—	120.7
Unallocated shared costs	—	—	—	18.0	18.0
Non-cash purchase accounting adjustments	—	—	1.9	—	1.9
Gain from remeasurement of contingent consideration liability	—	—	(1.5)	—	(1.5)
Gain from debt repurchase	—	—	—	(7.9)	(7.9)
Legal and environmental	—	(0.2)	3.2	—	3.0
Early settlement of foreign currency cash flow hedges	—	—	4.9	—	4.9
HPC product disposal	—	—	20.6	—	20.6
HPC product recall	—	—	7.7	—	7.7
Salus and other adjustments	3.5	0.1	0.3	1.7	5.6
Adjusted EBITDA	$190.6	$72.5	$43.1	$(3.2)	$303.0
Net sales	$1,139.0	$536.5	$1,243.3	$—	$2,918.8
Adjusted EBITDA margin	16.7%	13.5%	3.5%	$—	10.4%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA for the twelve month period ended September 30, 2022, including the calculation of adjusted EBITDA margin.

Twelve Month Period Ended September 30, 2022 (in millions, except for %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$75.2	$57.2	$25.4	$(234.8)	$(77.0)
Income tax benefit	—	—	—	(13.3)	(13.3)
Interest expense	—	—	—	99.4	99.4
Depreciation	14.8	7.2	12.4	14.6	49.0
Amortization	22.6	11.4	16.3	—	50.3
EBITDA	112.6	75.8	54.1	(134.1)	108.4
Share based compensation	—	—	—	10.2	10.2
Tristar Business acquisition and integration	—	—	24.3	—	24.3
Rejuvenate integration	—	6.8	—	—	6.8
Armitage integration	1.4	—	—	—	1.4
Omega production integration	4.6	—	—	—	4.6
HHI divestiture	—	—	—	6.3	6.3
HPC separation initiatives	—	—	—	19.1	19.1
Coevorden operations divestiture	8.8	—	—	—	8.8
Fiscal 2022 restructuring initiatives	3.6	0.7	4.9	0.6	9.8
Global ERP transformation	—	—	—	13.1	13.1
GPC distribution center transition	35.8	—	—	—	35.8
Global productivity improvement program	0.8	—	2.4	1.9	5.1
Russia closing initiatives	—	—	1.9	—	1.9
HPC brand portfolio transitions	—	—	1.3	—	1.3
Other project costs	0.1	—	0.5	11.5	12.1
Unallocated shared costs	—	—	—	27.6	27.6
Non-cash purchase accounting adjustments	—	—	8.3	—	8.3
Legal and environmental	—	1.5	—	—	1.5
Gain from remeasurement of contingent consideration liability	—	—	(28.5)	—	(28.5)
Early settlement of foreign currency cash flow hedges	—	—	(5.1)	—	(5.1)
HPC product recall	—	—	5.5	—	5.5
Salus and other adjustments	0.9	1.4	—	2.5	4.8
Adjusted EBITDA	$168.6	$86.2	$69.6	$(41.3)	$283.1
Net sales	$1,175.3	$587.1	$1,370.1	$—	$3,132.5
Adjusted EBITDA margin	14.3%	14.7%	5.1%	—	9.0%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS
We define adjusted diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:
•Incremental amounts attributable to strategic transactions and business development initiatives including, but not limited to, the acquisition or divestitures of a business, costs to effect and facilitate a transaction, including such cost to integrate or separate the respective business. These amounts are excluded from our performance metrics as they are reflective of incremental investment by the Company towards business development activities, incremental costs attributable to such transactions and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Incremental amounts realized towards restructuring and optimization projects including, but not limited to, costs towards the development and implementation of strategies to optimize operations and improve efficiency, reduce costs, increase revenues, increase or maintain our current profit margins, including recognition of one-time exit or disposal costs. These amounts are excluded from our ongoing performance metrics as they are reflective of incremental investment by the Company towards significant initiatives controlled by management, incremental costs directly attributable to such initiatives, indirect impact or disruption to operating performance during implementation, and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Unallocated shared costs associated with discontinued operations from certain shared and center-led administrative functions the Company's business units excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations, including but not limited to, information technology, human resources, finance and accounting, supply chain, and commercial operations. Amounts attributable to unallocated shared costs would be mitigated through subsequent strategic or restructuring initiatives, TSAs, elimination of extraneous costs, or re-allocations or absorption of existing continuing operations following the completed sale of the discontinued operations.
•Non-cash purchase accounting adjustments recognized in earnings from continuing operations subsequent to an acquisition, including, but not limited to, the costs attributable to the step-up in inventory value and the incremental value in operating lease assets with below market rent, among others;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations, including impairments from property, plant and equipment, operating and finance leases, and goodwill and other intangible assets;
•Non-cash gain from the remeasurement of the contingent consideration liability associated with the Tristar Business acquisition, recognized during the years ended September 30, 2023 and 2022;
•Non-cash gain realized from the repurchase of debt obligations at a discount, net deferred financing costs, during the three and twelve month periods ended September 30, 2023;
•Incremental reserves for non-recurring litigation or environmental remediation activity including the proposed settlement of outstanding litigation at our H&G and HPC segments attributable to significant and unusual nonrecurring matters with no previous history or precedent recognized during the three and twelve month periods ended September 30, 2023 and 2022.
•Impact from the early settlement of foreign currency cash flow hedges in the prior year, resulting in subsequent assumed losses at the original stated maturities of foreign currency cash flow hedges in our EMEA region that were settled early due to changes in the Company's legal entity organizational structure and forecasted purchasing strategy of HPC finished goods inventory within the region, resulting in the recognition of excluded gains during the year ended September 30, 2022 intended to mitigate costs through the year ending September 30, 2023;
•Incremental costs recognized by the HPC segment attributable to the realization of product recalls initiated by the Company with costs realized during the three and twelve month periods ended September 30, 2023 and 2022;
•Incremental costs recognized by the HPC segment during the year ended September 30, 2023 for the approved disposal of select product SKUs and models associated with the acquired brands from the Tristar Business acquisition after assessing, among other things, performance and quality standards and the business risks associated with the continued support and distribution such products. HPC management has suspended any further sale of the selected products as part of a shift in its strategy of distribution and development within its brand portfolio and avoid deterioration and further reduction in the value of acquired brands and supported products;
•Incremental interest costs realized during the three and twelve month period ended September 30, 2023 for fees paid towards the amendment to the credit agreement to temporarily increase the maximum consolidated leverage ratio and incremental cost from the write-off of debt issuance costs for the early extinguishment of debt and termination of the incremental revolver after the closing of the HHI divestiture;
•Other adjustments are primarily attributable to (1) costs associated with Salus as they are not considered a component of the continuing commercial products company and (2) key executive severance related costs, (3) asset write-off for exit of certain GPC brands within China during the three and twelve month period ended September 30, 2022, and (4) write-off of cost based investment previously held by the GPC segment during the three and twelve month period ended September 30, 2022; and
•Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% based upon enacted corporate tax rate in the United States.

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS for the three and twelve month periods ended September 30, 2023 and September 30, 2022.

	Three Month Period Ended		Twelve Month Period Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Diluted EPS from continuing operations, as reported	$1.50	$(0.61)	$(5.92)	$(1.89)
Adjustments:
Tristar Business acquisition and integration	0.02	0.11	0.29	0.59
Rejuvenate integration	—	—	—	0.17
Armitage integration	—	—	—	0.04
Omega production integration	—	0.08	—	0.11
HHI divestiture	0.04	0.01	0.21	0.15
HPC separation initiatives	—	0.09	0.11	0.47
Coevorden operations divestiture	—	0.04	0.07	0.21
Fiscal 2023 restructuring initiatives	0.06	—	0.19	—
Fiscal 2022 restructuring initiatives	(0.01)	0.04	0.01	0.24
Global ERP transformation	0.08	0.09	0.29	0.32
GPC distribution center transition	—	0.19	—	0.88
Global productivity improvement program	—	—	—	0.13
Russia closing initiatives	0.01	(0.05)	0.08	0.05
HPC brand portfolio transitions	0.01	0.02	0.06	0.03
Other project costs	0.02	0.03	0.20	0.30
Impairment of equipment and operating lease assets	0.08	—	0.27	—
Impairment of goodwill	—	—	2.82	—
Impairment of intangible assets	—	—	3.06	—
Unallocated shared costs	—	0.17	0.46	0.67
Non-cash purchase adjustments	0.01	0.01	0.05	0.20
Gain from remeasurement of contingent consideration liability	—	(0.09)	(0.04)	(0.70)
Gain from debt repurchase	(0.22)	—	(0.20)	—
Legal and environmental	0.04	0.05	0.08	0.04
Early settlement on foreign currency cash flow hedges	0.01	0.08	0.13	(0.13)
HPC product disposal	0.58	—	0.52	—
HPC product recall	0.11	0.14	0.20	0.13
Debt refinancing costs	0.06	—	0.33	—
Salus and other	0.06	0.08	0.22	0.12
Total pre-tax adjustments	0.96	1.09	9.41	4.02
Income tax adjustment	(1.10)	—	(1.96)	(0.77)
Total adjustments	(0.14)	1.09	7.45	3.25
Diluted EPS from continuing operations, as adjusted	$1.36	$0.48	$1.53	$1.36